DEBT SETTLEMENT AGREEMENT

This Debt Settlement Agreement (the “Agreement”) is made and entered into as of December 31, 2014, by and between Stratean Inc., a Nevada corporation (“Stratean”), and The Munson Family Limited Partnership, an Nevada Limited Partnership (“Munson”), with respect to the following.

RECITALS

A. Munson is the holder of a $16,659 Promissory Note (the “Debt”) dated February 24, 2014.

B. Stratean is the owner and holder of U.S. Patent No. 8,105,401 (“Parallel Path, Downdraft Gasifier Apparatus and Method”), and U.S. Patent No. 8,518,133 (“Parallel Path, Downdraft Gasifier Apparatus and Method”) (the “Patents”)

C. Stratean and Munson agree to settle and resolve the Debt in full upon the following terms and conditions.

TERMS AND CONDITIONS

1. Stock. Promptly after execution of this Agreement, Stratean shall cause to be issued to Munson 19,158 shares of Stratean Inc. $0.001 par value common stock (the “Stock”).

2. Royalty. Stratean shall pay to Munson or his designee a royalty("Royalty") of one-quarter of one percent(.25%) of "Gross Revenues" derived from the "Sale of Stratean Downdraft Gasifer Units".

a) "Gross Revenues" are defined as the monies actually received by Stratean Inc. arising from the sale of its units.

b) "Sale of Stratean Downdraft Gasifer Units" is defined as revenues received by Stratean as a direct result of the occurrence of a sale of physical gasifier units to third parties.

c) The Royalty shall have a life of 10 years and will expire at 11:59 PM on December 31, 2024

d) Stratean shall render statements and make payments to Munson quarterly within sixty (60) days after the last day of each March, June, September and December.

e) All other revenues generated by Stratean Inc. whether related to the Downdraft Gasifier or otherwise is explicitly excluded.

f) Munson has the right upon written notice to assign its royalty rights to any designee until expiration.

g) Stratean shall be free to exercise all the rights of ownership of its property and intellectual property including the right to sale its intellectual property and make licensing and sub-license agreements without consulting Munson and upon whatever terms it deems wise.

3. Release and Satisfaction. Upon receipt of the Stock, Munson acknowledges and agrees that the Debt (including all interest, costs and attorney’s fees associated therewith) shall be deemed satisfied and paid in full. Munson agrees that, subject to receipt of the Stock, all claims of Munson against Stratean Inc. and its management, shall be deemed released.

4. Representations and Covenants of Stratean. Stratean represents and covenants to Munson as follows:

A. The issuance of the Stock has been duly authorized by all required corporate action and, when issued, will be fully paid and nonassessable.

B. If at any time Stratean decides, in its sole discretion, to register securities with the Securities and Exchange Commission (the “Commission”), Stratean agrees that it shall cause the Stock to be registered along with whatever other securities it chooses to register on Form S-1, at no further cost to Munson.

C. Stratean is the owner of the Patents.

5. Acknowledgments and Representations of Munson. Munson represents and acknowledges as follows:

A.                  That Munson is the sole holder of the Debt, and has full power and authority to enter into and perform the terms of this Agreement. Munson agrees and covenants not to institute or cause to be instituted any suit or other form of action or proceeding of any kind or nature against Stratean, or its predecessors, assigns, successors, officers, directors, agents, or affiliates to collect or attempt to collect the Debt.

B.               Intentionally left Blank.

C. That:

(a) the Stock is “restricted securities” as that term is defined in Rule 144 promulgated by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the resale of the Stock is restricted by federal and state securities laws and, accordingly, the Stock must be held indefinitely unless its resale is subsequently registered under the Securities Act or an exemption from such registration is available for its resale;

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(b) Other than as contemplated herein, Munson acknowledges that Stratean has not undertaken, and will have no obligation, to register any shares of the Stock under the Securities Act;

(c) By completing the Questionnaire, attached hereto as Exhibit “A,” Munson is representing and warranting that it is an accredited investor as the term is defined in Rule 501 of Regulation D under the Securities Act;

(d) The decision to execute this Agreement and acquire the Stock agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of Stratean;

(e) Munson and Munson's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Stratean in connection with the issuance of the Stock hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about Stratean;

(f) The books and records of Stratean were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by Munson during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Stock hereunder have been made available for inspection by Munson, Munson's lawyer and/or advisor(s);

(g) Stratean is entitled to rely on the representations and warranties of Munson contained in this Agreement and the Questionnaire;

(h) Munson will indemnify and hold harmless Stratean and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of Munson contained in this Agreement, the Questionnaire or in any document furnished by Munson to Stratean in connection herewith being untrue in any material respect or any breach or failure by Munson to comply with any covenant or agreement made by Munson to Stratean in connection therewith;

(i) Munson has been advised to consult Munson's own legal, tax and other advisors with respect to the merits and risks of an investment in the Stock and with respect to applicable resale restrictions, and it is solely responsible (and Stratean is not in any way responsible) for compliance with: (i) any applicable laws of the jurisdiction in which Munson is resident in connection with the distribution of the Stock hereunder, and (ii) applicable resale restrictions;

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(j) Neither the Commission nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Stock;

(k) No documents in connection with the sale of the Stock hereunder have been reviewed by the Commission or any state securities administrators;

(l) Munson is aware that an investment in Stratean is speculative and involves certain risks, including the possible loss of the entire investment;

(m) Munson (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Stock for an indefinite period of time;

(n) Munson (i) is able to fend for itself; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Stock; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(o) Munson is not an underwriter of, or dealer in, the common shares of Stratean, nor is Munson participating, pursuant to a contractual agreement or otherwise, in the distribution of the Stock;

(p) Munson is not aware of any advertisement of any of the Stock and is not acquiring the Stock as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(q) Munson acknowledges and agrees that Stratean shall not consider the Munson's subscription for acceptance unless the undersigned provides to Stratean, along with an executed copy of this Agreement: (i) a fully completed and executed Questionnaire in the form attached hereto as Exhibit A, and (ii) such other supporting documentation that Stratean or its legal counsel may request to establish Munson's qualification as a qualified investor.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement as on the day and year first written above.

Stratean Inc., a Nevada corporation

By/s/S. Matthew Schultz

S. Matthew Schultz, Its CEO

The Munson Family Limited Partnership, a Nevada Limited Partnership

By/s/Gerald Rice

Gerald Rice, Its Manager

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